Exhibit 99.3
Second Quarter 2010 Financial Results Supplement August 9, 2010

Table of contents

Quarterly GAAP financial results Line 1: Net interest income in 2Q 2010 continued to benefit from lower funding costs due to lower interest rates. Line 2: Provision for credit losses in 2Q 2010 was mostly driven by a lower single-family delinquency rate and a slower growth in non-performing assets during the quarter, partially offset by an increase in charge-offs and a higher volume of loans subject to troubled debt restructuring (TDR) accounting, mainly due to an increase in completed modifications under the Home Affordable Modification Program (HAMP). Additionally, the 2Q 2010 provision includes a pre-tax $1.3 billion increase related to an out- of-period accounting adjustment3. Line 5: 2Q 2010 derivative losses reflected the effect on the company's net pay-fixed derivative portfolio of a flattening yield curve as longer-term swap interest rates declined. Line 10: Real estate owned (REO) operations income for 2Q 2010 reflected the recovery of prior period write-downs due to improved REO fair values during the quarter. 1 See "QUARTERLY SELECTED FINANCIAL DATA" in the company's 2009 Annual Report on Form 10-K for an explanation of the changes in the results of operations for 2Q 2009. 2 On January 1, 2010, the company adopted new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). As these changes in accounting principles were applied prospectively, the results of operations for 2010 are not directly comparable to the results of operations for the prior year, which reflect the accounting standards in effect during that time. 3 For further details related to the out-of-period accounting adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES" and "CONTROLS AND PROCEDURES - Changes in Internal Control Over Financial Reporting During the Quarter Ended June 30, 2010" in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Total equity and Purchase Agreement with Treasury 1 As a result of the company's adoption of accounting guidance related to other-than-temporary impairments on April 1, 2009, the company recognized a cumulative-effect adjustment of $15.0 billion to its opening balance of retained earnings (accumulated deficit), with a corresponding adjustment of $(9.9) billion, net of tax, to AOCI. The difference of $5.1 billion represents an increase in total equity primarily resulting from the release of the valuation allowance previously recorded against the company's deferred tax asset that was no longer required upon adoption. 2 On January 1, 2010, the company adopted accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). The cumulative effect of these changes in accounting principles was a net decrease of $11.7 billion to total equity (deficit) as of January 1, 2010, which includes changes to the opening balance of retained earnings (accumulated deficit) and AOCI, net of taxes. 3 The Federal Housing Finance Agency (FHFA), as Conservator, will submit a draw request to the U.S. Department of the Treasury (Treasury) under the company's Senior Preferred Stock Purchase Agreement (Purchase Agreement) in the amount of $1.8 billion, which the company expects to receive by September 30, 2010. As a result of this expected draw under the Purchase Agreement, the aggregate liquidation preference of the senior preferred stock will increase to $64.1 billion. As a result, Treasury will be entitled to annual cash dividends of $6.4 billion. 4 Dividends and other, net for 2Q 2010 include a cash dividend payment of $1.3 billion to the Treasury on June 30, 2010 for the period from April 1, 2010 through June 30, 2010 on the senior preferred stock issued to Treasury.

Loan loss reserves 1 1 3 Includes allowance for loan losses and reserve for guarantee losses. Beginning January 1, 2010, the company's reserve for guarantee losses is included in other liabilities on the consolidated balance sheets as a result of the company's adoption of the new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). Includes an out-of-period adjustment which resulted in a pre-tax $1.3 billion increase in the company's estimate of loan loss reserve and consequently its provision for credit losses in the second quarter of 2010. For further details related to the out-of-period accounting adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES" and "CONTROLS AND PROCEDURES - Changes in Internal Control Over Financial Reporting During the Quarter Ended June 30, 2010" in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. 3 Total mortgage portfolio excludes non-Freddie Mac securities. 2

Purchase Agreement portfolio limits1 Indebtedness 1,3 ($ Billions) Mortgage Assets 1,2 ($ Billions) 1 The company's Purchase Agreement with Treasury limits the amount of mortgage assets the company can own and indebtedness it can incur. Under the Purchase Agreement, mortgage assets and indebtedness are calculated without giving effect to any change in the accounting standards related to the transfer of financial assets and consolidation of variable interest entities (VIEs) or any similar accounting standard. See the company's 2009 Annual Report on Form 10-K for more information. 2 Represents the unpaid principal balance (UPB) of the company's mortgage-related investments portfolio. The company discloses its mortgage assets in its Monthly Volume Summary reports, which are available on its Web site and in Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC). 3 Represents the par value of the company's (a) total debt, net; less (b) debt securities of consolidated trusts held by third parties. The company discloses its indebtedness on this basis monthly in its Monthly Volume Summary reports which are available on its Web site and in Current Reports on Form 8-K filed with the SEC.

Provided much needed liquidity and helped keep mortgage rates low during the second quarter of 2010 Purchased or guaranteed approximately 1 out of every 4 home loans originated1 Purchased or guaranteed approximately $82 billion in unpaid principal balances of mortgages and mortgage-related securities Lowered mortgage payments Refinanced $54 billion in home loans creating an estimated $492 million in annual interest savings for approximately 270,000 families2 Continued focus on foreclosure prevention Approximately 143,000 trial and permanent loan modifications are still in effect under the Administration's Home Affordable Modification Program (HAMP) since it was introduced in the second quarter of 20093 Supporting the housing market 1 Estimate based on internal Freddie Mac single-family funding volumes for 2Q 2010 divided by the gross mortgage origination amount as reported by Inside Mortgage Finance. 2 Freddie Mac's total refinancing and borrower savings amounts are based on refinance volumes for the three months ended June 30, 2010. Annual savings represents the estimated reduction of interest paid by the borrower during the first year of refinance (mortgage rate reduction multiplied by new mortgage balance) and have not been adjusted to reflect the actual performance of the loans. 3 Based on information reported by the Making Home Affordable (MHA) Program administrator as of July 19, 2010.

Freddie Mac helped to refinance approximately 270,000 borrowers during 2Q 2010 Estimated total annual borrower savings of $4921 million Estimated annual savings of over $1,8001 per refinanced borrower Freddie Mac refinance activity Cumulative refinance activity through June 30, 2010 Relief Refi (CLTV 80% - 125%) Non-Relief Refi Relief Refi (CLTV < 80%) 2 1 Annual savings represents the estimated reduction of interest paid by the borrower during the first year of refinance (mortgage rate reduction multiplied by new mortgage balance). Calculated based on Freddie Mac Relief Refinance MortgagesSM and other refinance mortgages and have not been adjusted to reflect the actual performance of the loans. 2 Relief Refinance volumes with CLTV >80% are Home Affordable Refinance Program (HARP) loans under the MHA Program. Cumulative Refinance Totals

Active HAMP trial period loans Completed HAMP loan modifications As of June 30, 2010, Freddie Mac had approximately 143,000 trial and permanent HAMP modifications still in effect Estimated annual borrower savings of nearly $8,7003 per modified loan Trial period plans were cancelled for 90,000 borrowers, or 38% of those starting the HAMP trial period process, since HAMP was introduced in the second quarter of 20094 1 Active trial period loans based on first trial payment due date. 2 Completed modifications based on modification effective date. 3 Annual savings represents the estimated reduction of interest paid by the borrower during first year of modification (mortgage rate reduction multiplied by new mortgage balance) + (principal forbearance multiplied by original interest rate) and have not been adjusted to reflect the actual performance of the loans. 4 The trial period plans were cancelled and the borrowers did not receive a permanent HAMP modification, primarily due to the failure to continue trial period payments, the failure to provide the income or other required documentation, or the failure to meet the income requirements of the program. Some of these borrowers received alternative non-HAMP modifications. Note: Prior period data is shown as reported by the company at the respective periods. Home Affordable Modification Program update Cumulative HAMP modification activity 1 2 Cumulative Active and Permanent Modifications

Total Single-family foreclosure alternatives 1 Based on the number of modifications offered by the company's servicers and accepted, or acknowledged by the company and the borrower during the period. Includes completed loan modifications under HAMP; however, the number of such completions differs from that reported by the MHA Program administrator in part due to differences in the timing of recognizing the completions by the company and the administrator. 2 Many borrowers complete a forbearance agreement before another foreclosure alternative is pursued or completed. The company's reported activity has been revised such that it only reports activity for a single loan in one foreclosure alternative category during each quarterly period; however, a loan may be included under different foreclosure alternatives in separate periods. 1 29,254 26,348 40,763 71,314 2 82,260

Credit Supplement

National home prices have experienced a cumulative decline of 17% since June 20061 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family credit guarantee portfolio. The U.S. index is a monthly series; quarterly growth rates are calculated as a 3-month change based on the final month of each quarter. Cumulative decline of 17% calculated as a cumulative compound growth rate. Source: Freddie Mac.

2.8 -4.6 -0.8 -8.0 6.3 -0.3 RI 8.5 CT -0.5 DC 7.3 -1.0 -2.4 -5.3 2.4 2.1 -0.2 -1.5 1.9 +0.0 -1.5 0.6 +0.0 -3.9 3.7 -0.2 -1.0 -3.9 -2.4 -4.9 3.4 1.6 -1.9 -2.3 -4.3 -2.9 -0.0 -0.9 3.1 -4.3 3.4 -3.0 1.0 -0.5 3.3 -4.3 -0.3 -3.6 -1.5 -2.7 -1.2 2.8 >= 0% -2 to 0% < -4% -4 to -2% United States 0.2% 1 National home prices use the internal Freddie Mac Index, which is value-weighted based on Freddie Mac's single-family credit guarantee portfolio. State indexes are monthly series; annual growth rates are calculated as a 12-month change. Source: Freddie Mac -0.0 33 states had home price declines from June 2009 to June 20101

Mortgage market and Freddie Mac delinquency rates Single-family delinquency rates as of March 31, 2010 1 Source: National Delinquency Survey from the Mortgage Bankers Association. Categories represent first lien single-family loans. Data is not yet available for the second quarter of 2010. 2 The total single-family delinquency rate at June 30, 2010 was 3.96%. 1 1 1 2

Single-family guarantee segment portfolio quality by book year 1 See "NOTE 16: SEGMENT REPORTING" in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 for further information regarding our segments. 2 Book year indicates year of loan origination. 3 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 4 Includes amortization of credit fees of $230 million for 2Q 2010. 5 Credit Expenses consist of the aggregate of the Segment Earnings provision for credit losses and Segment Earnings REO operations income (expense) for the single-family guarantee segment. 2Q 2010 Segment Earnings provision for credit losses includes an out-of-period adjustment which resulted in a pre-tax $1.3 billion increase in the company's estimate of loan loss reserve and consequently its provision for credit losses in the second quarter of 2010. For further details related to the out-of-period accounting adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES" and "CONTROLS AND PROCEDURES - Changes in Internal Control Over Financial Reporting During the Quarter Ended June 30, 2010" in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. 6 Annualized, based on the average securitized balance of the single-family credit guarantee portfolio. Historical rates of average credit expenses may not be representative of future results. 7 Calculated as Segment Earnings Management and Guarantee Income less Credit Expenses (see footnote 5 above).

Single-family credit statistics 1 REO operations income for 2Q 2010 was primarily driven by the recovery of prior period write-downs due to improved REO fair values during the quarter. 2 Calculated as annualized credit losses divided by the average total single-family credit guarantee portfolio. 3 Consists of total single-family credit guarantee portfolio and the net carrying value of single-family REO balances shown on line 8. 4 REO ending inventory (number of units) was 34,699, 53,831, and 62,178 at June 30, 2009, March 31, 2010, and June 30, 2010, respectively.

Single-family credit losses by book year1 and state 1 Book year indicates year of loan origination. 2 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 3 Consist of the aggregate amount of charge-offs, net of recoveries, and REO operations income (expense) in each of the respective periods. 4 Based on the number of mortgages three monthly payments or more past due or in foreclosure. Includes all Structured Transactions where loan characteristics data is available.

Single-family 2Q 2010 credit losses & REO by region and state 1 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 2 Based on mortgages three monthly payments or more past due or in foreclosure. UPB amounts exclude certain Structured Transactions for which loan characteristics data is not available. 3 Based on the UPB of loans at the time of REO acquisition. 4 Consist of the aggregate amount of charge-offs, net of recoveries, and REO operations income (expense).

Single-family credit guarantee portfolio characteristics1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio excluding certain Structured Transactions for which the loan characteristics data is not available. 2 Loans identified as Alt-A by the lender or if the loans had reduced documentation requirements, as well as a combination of certain credit characteristics and expected performance characteristics at acquisition which, when compared to full documentation loans in the company's portfolio, indicate that the loan should be classified as Alt-A. In the event the company purchases a refinanced mortgage in either the Freddie Mac Relief Refinance MortgageSM initiative or in another mortgage refinance program that had been previously identified as Alt-A, such loan may no longer be categorized or reported as an Alt-A mortgage in Freddie Mac's financial reports because the new refinanced loan replacing the original loan would not be identified by the servicer as an Alt-A loan. As a result, the company's reported Alt-A balances may be lower than would otherwise be the case had such refinancings not occurred. 3 Includes all Structured Transactions where loan level data is available. Note: Individual categories are not mutually exclusive, and therefore are not additive across columns.

Single-family credit guarantee portfolio characteristics, continued1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio excluding certain Structured Transactions for which the loan characteristics data is not available. 2 Loans identified as Alt-A by the lender or if the loans had reduced documentation requirements, as well as a combination of certain credit characteristics and expected performance characteristics at acquisition which, when compared to full documentation loans in the company's portfolio, indicate that the loan should be classified as Alt-A. In the event the company purchases a refinanced mortgage in either the Freddie Mac Relief Refinance MortgageSM initiative or in another mortgage refinance program that had been previously identified as Alt-A, such loan may no longer be categorized or reported as an Alt-A mortgage in Freddie Mac's financial reports because the new refinanced loan replacing the original loan would not be identified by the servicer as an Alt-A loan. As a result, the company's reported Alt-A balances may be lower than would otherwise be the case had such refinancing not occurred. 3 Indicates year of loan origination. Each Book Year category represents the percentage of loans referenced in line 1 of the same vertical column, which Freddie Mac purchased within the respective year. Note: Individual categories are not mutually exclusive, and therefore are not additive across columns.

Single-family credit profile by book year and product feature1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio excluding certain Structured Transactions for which the loan characteristics data is not available. 2 Indicates year of loan origination. 3 Includes all Structured Transactions where loan level data is available.

Single-family credit guarantee portfolio composition by product1 1 Based on the unpaid principal balance of the single-family credit guarantee portfolio excluding certain Structured Transactions for which the loan characteristics data is not available. 2 Based on the number of mortgages three monthly payments or more past due or in foreclosure. Mortgage loans whose contractual terms have been modified under agreement with the borrower are not counted as delinquent for purposes of reporting delinquency rates if the borrower is less than three monthly payments delinquent under the modified loan. The volume and timing of effective modifications impacts the company's reported single-family delinquency rate. 3 Includes 40-year and 20-year fixed-rate mortgages. 4 Interest-only includes adjustable-rate and fixed-rate mortgages.

Single-family cumulative foreclosure transfer and short sale rates1 by book year 1 Rates are calculated for each year of origination as the number of loans that have proceeded to foreclosure transfer or short sale divided by the number of loans in the company's single-family credit guarantee portfolio. Excludes certain Structured Transactions for which data is not available.

Multifamily credit profile by loan attributes1 1 Based on unpaid principal balance (UPB) of the multifamily mortgage portfolio which excludes securities and guarantees backed by HFA bonds and multifamily Structured Transactions. 2 Based on the UPB of mortgages two monthly payments or more past due or in foreclosure.

Safe Harbor Statements Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations may contain forward-looking statements, which may include statements pertaining to the conservatorship, the company's current expectations and objectives for its efforts under the MHA Program and other programs to assist the U.S. residential mortgage market, future business plans, liquidity, capital management, economic and market conditions and trends, market share, the effect of legislative and regulatory developments, implementation of new accounting standards, credit losses, internal control remediation efforts, and results of operations and financial condition on a GAAP, Segment Earnings and fair value basis. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt option-adjusted spread, credit outlook, actions by FHFA, the Federal Reserve, and Treasury, and the impacts of legislation or regulations and new or amended accounting standards, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and Current Reports on Form 8-K, which are available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the SEC's Web site at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.